Exhibit 10.14

REVOLVING CREDIT NOTE

$1,000,000.00	St. Louis, Missouri
August 17, 2007

1. FOR VALUE RECEIVED, the undersigned, COAST FINANCIAL HOLDINGS, INC., a Florida corporation (“Borrower”), hereby promises to pay to the order of FIRST BANKS, INC., a Missouri corporation (“Lender”), on February 27, 2008, or earlier if the principal amount hereof is accelerated pursuant to Section 10 below (the “Maturity Date”), the principal sum of One Million Dollars ($1,000,000) or, if less, the amount of all unpaid advances (each, an “Advance”; and collectively, “Advances”) made by Lender to Borrower under this Revolving Credit Note (this “Note”). The aggregate principal amount of Advances which Lender shall be committed to have outstanding under this Note at any one time shall not exceed One Million Dollars ($1,000,000); which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions of this Note referred to below. Borrower acknowledges and agrees that Lender shall have no obligation to make any Advance hereunder unless and until Borrower obtains (and provides Lender with copies thereof) of all required approvals from The Board of Governors of the Federal Reserve System.

2. Borrower shall give Lender oral or written notice (a “Notice of Borrowing”) by noon (St. Louis time) on the Business Day prior the date of each Advance to be made to Borrower, specifying: (a) the date of such Advance, which shall be a Business Day; (b) the aggregate principal amount of such Advance; and (c) the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period. A Notice of Borrowing shall not be revocable by Borrower. Subject to the terms and conditions of this Note, provided that Lender has received the Notice of Borrowing, Lender shall (unless Lender determines that any applicable condition specified in this Note has not been satisfied) make the applicable Advance to Borrower by crediting the amount of such Advance to a demand deposit account of Borrower at Lender specified by Borrower (or such other account mutually agreed upon in writing between Lender and Borrower) not later than 2:30 p.m. (St. Louis time) on the Business Day specified in said Notice of Borrowing. If Lender makes a new Advance under this Note on a day on which Borrower is required to or has elected to repay all or any part of an outstanding Advance, Lender shall apply the proceeds of its new Advance to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by Lender to Borrower, or remitted by Borrower to Lender as, as the case may be. Borrower hereby irrevocably authorizes Lender to rely on telephonic, telegraphic, telecopy, telex or written instructions of any individual identifying himself or herself as one of the individuals listed on the Resolutions adopted by the Board of Directors of Borrower and certified by the Secretary of Borrower and delivered to Lender with respect to any request to make an Advance or a repayment under this Note, and on any signature which Lender believes to be genuine, and Borrower shall be bound thereby in the same manner as if such individual were actually authorized or such signature were genuine. Borrower also hereby agrees to defend and indemnify Lender and hold Lender harmless from and against any and all claims, demands, damages, liabilities, losses and reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making Advances or repayments under this Note.

3. Interest on each Advance under this Note shall accrue at an annual rate equal to the LIBOR Rate. Interest on each Advance hereunder shall be payable monthly in arrears on the first (1st) day of each month commencing on the first such date after such Advance is made, on the last day of the applicable Interest Period, and on the Maturity Date. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error. From and after the Maturity Date, whether by reason of acceleration or otherwise, interest shall accrue and be payable on demand on the outstanding principal balance of this Note at an annual rate equal to Five Percent (5%) over and above the applicable interest rate(s). If Borrower fails to make any payment of any principal of or interest on this Note when the same shall become due and payable, whether by reason of maturity, acceleration or otherwise, in addition to all of the other rights and remedies of Lender under this Note and/or at law or in equity, Borrower shall pay Lender on demand with respect to each such late payment a late fee in an amount equal to Five Percent (5%) of the amount of each such late payment. Interest shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed.

4. In the event Borrower does not timely select another Interest Period at least two (2) Eurodollar Business Days before the end of an Interest Period, Lender shall after the end of the Interest Period convert the interest rate applicable to such Advance to the Prime Rate. If the Interest Period for any Advance should happen to extend beyond the Maturity Date, such Advance must be prepaid on the Maturity Date. If an Advance is prepaid prior to the end of any Interest Period for such Advance, whether voluntarily or because prepayment is required due to this Note maturing or due to acceleration of this Note upon default or otherwise, Borrower agrees to reimburse Lender on demand for any resulting losses and expenses incurred by Lender, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties and any loss of margin for the period after any such payment, conversion or failure to borrow (as reasonably determined by Lender) incurred as a result of such prepayment.

5. Borrower shall make each payment of principal of, and interest on, this Note and all other amounts payable under this Note not later than 12:00 noon (St. Louis time) on the date when due, in Federal or other immediately available funds to Lender at 600 James S. McDonnell Boulevard, Hazelwood, Missouri 63042, or such other address as Lender may from time to time specify in writing. Any such payment received by Lender after 12:00 noon (St. Louis time) shall be deemed to have been paid on the next succeeding Business Day. Whenever any payment of principal of, or interest on, this Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time. The acceptance by Lender of any payment of principal or interest due under this Note after the date it is due shall not be held to establish a custom or waive any rights of Lender to enforce prompt payment of any further payments or otherwise.

6. Borrower shall have the right to prepay all or any portion from time to time of the unpaid principal of this Note prior to the Maturity Date, provided that: (a) on each prepayment date, Borrower shall pay to the order of Lender all accrued and unpaid interest on the principal portion of this Note being prepaid to and including the date of such prepayment; and (b) with respect to the prepayment of any Advance prior to the end of the applicable Interest Period(s), Borrower shall reimburse Lender for all losses and expenses as required under Section 4 above.

7. Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance by Borrower of this Note (i) have been duly authorized by all necessary corporate action on the part of Borrower, (ii) require no consent, approval or authorization of, action by or in respect of or filing or recording with any governmental or regulatory body, instrumentality, authority, agency or official or any other person or entity (except for The Board of Governors of the Federal Reserve System), and (iii) do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, Borrower’s Articles of Incorporation, By-Laws, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality, authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property or assets is bound or to which Borrower or any of his property or assets is subject, (b) this Note has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) no part of the proceeds of this Note will be used for personal, family or household purposes, and (d) Borrower is not engaged principally, or as one of his important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any loan under this Note will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended.

8. Borrower hereby covenants and agrees to deliver to Lender as soon as available, and in any event within five (5) days after the filing of same, each quarterly Bank Holding Company Performance Report filed by Borrower with the Board of Directors of the Federal Reserve System.

9. This Note is described in and secured by the Stock Pledge Agreement dated as of the date hereof, executed by Borrower in favor of Lender, as the same may from time to time be amended, modified,

extended, renewed or restated (the “Stock Pledge Agreement”), pursuant to which Borrower shall pledge to Lender as security for this Note all of the shares of the outstanding common stock of Coast Bank of Florida, a Florida banking corporation (“Coast Bank”) as more particularly described therein (the “Pledged Shares”).

10. If any of the following events (each an “Event of Default”; and collectively, “Events of Default”) shall occur: (a) Borrower shall fail to make any payment of any principal of, interest on or other amount due under this Note within five (5) days after the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) any representation or warranty made by Borrower in this Note shall prove to have been untrue or incorrect in any material respect when made; (c) Borrower shall fail to perform or observe any other term, covenant or provision contained in this Note and such failure shall remain unremedied for thirty (30) days after the earlier of (i) written notice of default is given to Borrower by Lender or (ii) an officer of Borrower obtaining knowledge of such failure; (d) Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself , himself or herself or a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or failure generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, or of a substantial part of the property or assets of Borrower, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower or of a substantial part of the property or assets of Borrower or (iii) the winding up or liquidation of Borrower; and any such proceeding or petition shall continue undismissed for thirty (30) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) consecutive days; (f) dissolution, termination of existence or operations, merger, consolidation or transfer of a substantial part of the property or assets of Borrower (except in connection with the transactions described in the Merger Agreement [defined below]); (g) an injunction, attachment or judgment shall be issued against any of the property or assets of Borrower which could reasonably be expected to have a material adverse effect on such property or assets; (h) Borrower shall become insolvent in either the equity or bankruptcy sense of the term; (i) Borrower shall have a judgment entered against it by a court having jurisdiction in the premises, and such judgment shall not be appealed in good faith (and execution of such judgment stayed during such appeal) or satisfied by Borrower within thirty (30) days after the entry of such judgment; (j) any default or event of default shall occur under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any outstanding indebtedness of Borrower for borrowed money (other than this Note); (k) any “Event of Default” (as defined therein) shall occur under or within the meaning of the Stock Pledge Agreement; (l) the Stock Pledge Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by any of parties thereto, or if Borrower shall deny that it has any further liability or obligation thereunder or if Borrower shall fail to comply with or observe any of the terms, provisions or conditions contained in the Stock Pledge Agreement; (m) Borrower shall be declared by Lender to be in default on, or pursuant to the terms of, (i) any other present or future obligation to Lender, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation or (ii) any other present or future agreement purporting to convey to Lender a lien or encumbrance upon, or a security interest in, any of the property or assets of Borrower; (n)(i) subject to any applicable notice of cure period(s), any default or event of default by Borrower or Coast Bank shall occur under or within the meaning of the Agreement and Plan of Merger dated as of July     , 2007, executed by Lender, Borrower and Coast Bank (the “Merger Agreement”), or (ii) the “Merger” (as defined in the Merger Agreement) is not consummated; or (p) any default or event of default shall occur under or within the meaning of any other agreement, document or instrument heretofore, now or hereafter executed by Borrower with or in favor of Lender; then, and in each such event (other than an event described in clauses (d) or (e) above), Lender may, at its option, declare the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable, whereupon all of such outstanding principal balance and accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Lender may exercise any and all other rights and remedies which it may have under the Stock Pledge Agreement (including foreclosure of the Pledged Shares) and/or at law or in equity; provided, however, that upon the occurrence of any event described in clauses (d) or (e) above, the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Lender may exercise any and all other rights and remedies which it may have under the Stock Pledge Agreement (including foreclosure of the Pledged Shares) and/or at law or in equity.

11. In the event that any payment of any principal of, interest on or other amount due under this Note shall not be paid when due after taking into account any notice, grace or cure periods, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or for foreclosure of the Pledged Shares, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, Borrower hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto expressly waive presentment, demand for payment, notice of dishonor, protest and notice of protest.

12. Borrower hereby agrees to pay or reimburse Lender upon demand for (i) all out-of-pocket costs and expenses including, without limitation, reasonable attorneys’ fees and expenses, incurred by Lender in connection with the preparation, negotiation, execution and administration of this Note, the Stock Pledge Agreement, and any and all other agreements, documents and instruments relating to this Note (collectively, the “Loan Documents”), (ii) all search, recording and filing fees incurred by Lender in connection with this Note and the other Loan Documents, (iii) all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by Lender in connection with the preparation of any waiver or consent under any of the Loan Documents or any amendment, modification, extension, renewal and/or restatement of any of the Loan Documents or any Event of Default under this Note; and (iv) if an Event of Default under this Note occurs, all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by Lender in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. Borrower further agrees to pay or reimburse Lender for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Note or any of the other Loan Documents. All of the obligations of Borrower under this paragraph shall survive the satisfaction and payment of this Note.

13. To the extent that Lender receives any payment on account of Borrower’s obligations under this Note and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower’s obligations under this Note or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by Lender and applied on account of Borrower’s obligations under this Note.

14. BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, (B) AGREES THAT ALL CLAIMS IN RESPECT TO ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF HIS PRESENT OR SUBSEQUENT DOMICILES. BORROWER (AND BY ITS ACCEPTANCE HEREOF, LENDER) HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

15. This Note may not be changed, nor may any term, condition or Event of Default be waived, modified or discharged orally but only by an agreement in writing, signed by Lender. No failure or delay by Lender in exercising any right, remedy, power or privilege under this Note shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. In addition, Lender may, without notice to and without releasing the liability of Borrower, add or release one or more of such parties or release any collateral or security for this Note in whole or in part. All Obligors waive notice of and consent to, and no Obligor shall be released from liability under this Note by virtue of, any extension of time for the payment of any principal of or interest on this Note or the renewal of this Note one or more times or any other amendment or modification of this Note.

16. This notice is provided pursuant to Section 432.047 R.S.Mo. As used herein, “creditor” means Lender and “this writing” means this Note and the other Loan Documents. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. This Note embodies the entire agreement and understanding between Borrower and Lender and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

17. This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

18. Certain definitions applicable to this Note are attached hereto and incorporated by reference as Exhibit A.

(SIGNATURE ON FOLLOWING PAGE)

SIGNATURE PAGE-

REVOLVING CREDIT NOTE

Borrower:

COAST FINANCIAL HOLDINGS, INC.

By:
Anne V. Lee, Acting President and CEO

Exhibit A

(Definitions)

“Business Day” shall mean any day (other than a Saturday or Sunday) on which commercial banks are open for business in St. Louis, Missouri.

Eurodollar Business Day shall mean any Business Day on which commercial bank(s) are open for international business (including dealings in dollar deposits) in London.

Interest Period shall mean, with respect to each Advance: (a) initially, the period commencing on the date of such Advance and ending one (1), two (2), or three (3) months thereafter, as Borrower may elect; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Advance and ending one (1), two (2), or three (3) months thereafter, as Borrower may elect; provided that: (c) subject to clauses (d) and (e) below, any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day; (d) subject to clause (e) below, any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and (e) no Interest Period shall extend beyond the Maturity Date.

LIBOR Base Rate shall mean, with respect to the applicable Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available or (b) if the LIBOR Index Rate is not available, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the annual respective rates of interest at which deposits in U.S. Dollars are offered to Lender in the London interbank market by two (2) Eurodollar dealers of recognized standing, selected by Lender in its sole discretion, at or about 11:00 a.m. (London time) on the date two (2) Eurodollar Business Days before the first day of such Interest Period, for delivery on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the Advance to which such Interest Period is to apply.

LIBOR Index Rate shall mean, with respect to the applicable Interest Period, an annual rate (rounded upwards, if necessary, to the next higher 1/16 of 1%) equal to the British Bankers’ Association interest settlement rates for U.S. Dollar deposits for such Interest Period as of 11:00 a.m. (London time) on the day two (2) Eurodollar Business Days before the first day of such Interest Period as published by Bloomberg Financial Services, Dow Jones Market Service, Telerate, Reuters or any other service from time to time used by Lender.

LIBOR Margin shall mean Two and 5/10 Percent (2.5%).

LIBOR Rate shall mean (a) the quotient of the (i) LIBOR Base Rate divided by (ii) one minus the applicable LIBOR Reserve Percentage plus (b) the LIBOR Margin. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

LIBOR Reserve Percentage shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by The Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special or marginal reserves) with respect to “Eurocurrency liabilities” as defined in Federal Reserve Regulation D or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Advances is determined, whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at such time.

Prime Rate shall mean the interest rate announced from time to time by First Bank as its “prime rate” (which rate shall fluctuate as and when said prime rate shall change).